Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Callon Petroleum Company

Callon Petroleum Company

Employee Savings and Protection Plan

We consent to the incorporation by reference in the Registration Statements (Nos. 333-188008 and 333-109744) on Form S-8 of Callon Petroleum Company of our report dated June 15, 2016, relating to our audit of the financial statements and supplemental schedule of the Callon Petroleum Company Employee Savings and Protection Plan, which appears in this Annual Report on Form 11-K of Callon Petroleum Company Employee Savings and Protection Plan for the year ended December 31, 2015.

_/s/ Horne LLP______

Ridgeland, Mississippi

June 15, 2016